Execution Copy

Zou Derong

Chen Weidong

AND

John Eliasov

OPTION AGREEMENT

June 11, 2008

OPTION AGREEMENT

This OPTION AGREEMENT (this "**Agreement**") is made and entered into as of June 11, 2008 by and between:

(1) **Zou Derong**, a Chinese citizen (ID # 522601196603277616), with his legal residence at A4—602, Baoya Garden, 20th District, Bao An, Shenzhen, People's Republic of China ("**PRC**"); and **Chen Weidong**, a Chinese citizen (ID # 441621680818445) with his legal residence at Xinwei 19—102, Guangming Farm, Bao An, Shenzhen, PRC (each a "**PRC Person**", and together, "**PRC Persons**"); and

(2) **John Eliasov**, an ISRAEL citizen (ID # 10919441), with his legal residence at 32/1 Hameyasdim Street, Kfar Saba 44371, ISRAEL ("**Foreign Person**")

PRC Persons and Foreign Person are individually and collectively referred to herein as a "Party" and the "Parties."

RECITALS

WHEREAS,

(1) PRC Persons are individual citizens of the PRC;

(2) Foreign Person is an individual citizen of ISRAEL;

(3) Pursuant to a loan agreement entered into between PRC Persons and Foreign Person on June 11, 2008, PRC Persons agreed to extend a loan to Foreign Person in the amount of US dollars equivalent of Ten Million China Yuan Renminbi (RMB 10,000,000) (the "**Loan**") for the purpose of incorporating a company ("**Hong Kong Co.**") in the Hong Kong Special Administrative Region of the People's Republic of China ("**Hong Kong SAR**");

(4) In order to guarantee the obligations under the Loan, Foreign Person hereby grants to PRC Persons a call option to purchase any or all of the membership interest owned by Foreign Person in Hong Kong Co. as consideration to waive the Loan. PRC Persons agree to accept from Foreign Person such call option.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties agree as follows:

1. PRELIMINARIES

1.1 **Defined Terms.** In this Agreement, the following terms have the following respective meanings:

"**Business Day**" means any day except Saturday, Sunday or any other day on which commercial banks in the PRC are authorized or required by law to be closed.

"**Closing Date**" has the meaning as set forth in Section 2.3.

"**PRC**" means the People's Republic of China.

"**Confidential Information**" has the meaning as set forth in Section 8.7.

1.2 Interpretation. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect its construction or interpretation. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference. All references to the term "**Person**" herein shall mean any individual, partnership, corporation, limited liability company, trust, joint venture, firm, association, unincorporated organization or other entity. A reference to a day herein is to a calendar day.

2. OPTION TO PURCHASE INTEREST

2.1 Purchase Option. Foreign Person hereby grants to PRC Persons a call option to purchase all of his membership interest in Hong Kong Co., which constitutes 80% of the membership interest of Hong Kong Co. (the "**Option**"). The exercise of the option resulting in the transfer 80% of the membership interest of Hong Kong Co. to PRC Persons will be deemed as consideration for PRC Persons to waive the Loan. By waiving the obligation under the Loan, PRC Persons may purchase all of Foreign Person's membership interest in Hong Kong Co. free of charge. PRC Persons may exercise the option to purchase up to 80% of Hong Kong Co.'s membership interest by delivering a written notice to Foreign Person setting out the matters listed in Section 2.3, no later than fifteen (15) days before any such exercise, and is subject only to applicable laws of the Hong Kong SAR. PRC Persons may exercise their rights pursuant to this Section to purchase Foreign Person's membership interest in Hong Kong Co. at any time, and from time to time, during the term of this Agreement, until 80% of the membership interest in Hong Kong Co. has been acquired by the PRC Persons, or their nominee(s) or assignee(s) pursuant to this Agreement.

2.2 Ability to Appoint Nominees; Option Assignable. Foreign Person agrees that the option granted to purchase his membership interest pursuant to Section 2.1 will be exercisable by PRC Persons or any nominee appointed by PRC Persons. Foreign Person further agree that such option to purchase Foreign Person's membership interests will be freely transferable, in whole or in part, by PRC Persons to any third party, and that, upon such transfer, such option to purchase may be exercised by such third party upon the terms and conditions set forth herein, as if such third party were a party to this Agreement, and that such third party will assume the rights and obligations of PRC Persons hereunder.

2.3 **Notice of Exercise of Option**. If PRC Persons wish to exercise the option to purchase Foreign Person's membership interest granted in Section 2.1, PRC Persons must send an irrevocable written notice to Foreign Person, as applicable, no later than fifteen (15) days prior to each Closing Date (as defined below), specifying therein:

(a) the date of the effective closing of such purchase (the "**Closing Date**");

(b) the number and/or aggregate amount of membership interest being exercised; and

(c) the name of the person in which the membership interest should be registered.

For the avoidance of doubt, it is expressly agreed among the Parties that PRC Persons will have the right to exercise the option to purchase up to 80% of Hong Kong Co.'s membership interest granted pursuant to this Section 2 and elect to register the membership interest in the name of another person.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 **Representations, Warranties and Covenants of Foreign Person.** Foreign Person hereby represents, warrants and covenants that at all times during the term of this Agreement:

(a) the Foreign Person is a citizen and lawful resident of ISRAEL with full legal power, right, and authority to enter into this Agreement and all of the contracts and documents referred to in this Agreement to which he is a party, and to observe and perform his obligations thereunder;

(b) the Foreign Person has taken all necessary and proper actions and obtained all necessary consents from third parties (if required) to authorize the execution and delivery of this Agreement and all of the contracts and documents referred to in this Agreement to which he is a party, and to authorize the performance and observance of the terms and conditions thereunder;

(c) to the best of the Foreign Person's knowledge, the execution and performance of this Agreement by him does not violate any contracts or documents to which he is a party;

(d) the Foreign Person will become a shareholder of Hong Kong Co. and aggregatively owns 80% of the membership interest in Hong Kong Co., and his name will be properly registered with the Hong Kong registry as a shareholder of Hong Kong Co.;

(e) there is no pending or threatened litigation, arbitration or other legal, governmental, or administrative proceeding which, based on his knowledge, could reasonably be expected to materially and adversely

affect this Agreement or performance of his obligations under this Agreement;

(f) the Foreign Person has disclosed to PRC Persons all documents issued by any governmental agency and in his possession or control which might affect the performance of his obligations under this Agreement, and will disclose any such documents which may come into his possession or control during the term of this Agreement;

(g) the Foreign Person has not been declared bankrupt by a court of competent jurisdiction;

(h) except for the option hereunder, Foreign Person's membership interest in Hong Kong Co. will remain, free and clear from all security interests, liens, encumbrances and third party rights and/or claims;

(i) except for transfers to (i) PRC Persons or their nominee or assignee pursuant to this Agreement, or (ii) a Nevada corporation, pursuant to a Share Exchange Agreement whereby 100% of the membership interest in Hong Kong Co. is exchanged for shares in the Nevada corporation (the "Approved Exchange"), Foreign Person will not transfer, donate, pledge, encumber or otherwise dispose of his interest in Hong Kong Co., or any part thereof, in any way;

(j) the Foreign Person will abide by all covenants he has made in the Loan Agreements fully and properly; and

(k) the option to purchase Foreign Person's membership interest in Hong Kong Co. granted to the PRC Persons is, and will remain, exclusive, and, except for the Approved Exchange, he will not grant such an option to purchase or any similar rights to a third party by any means whatsoever.

3.2 **Repetition of Representations, Warranties and Covenants of Foreign Person.** The Parties hereby agree that the representations, warranties and covenants set forth in Section 3.1 will be deemed to be repeated as of each Closing Date as if such representations, warranties and covenants were made on and as of such Closing Date.

4. TERM

This Agreement will remain in full force and effect until the earlier of: (i) the date on which it is terminated by mutual agreement in writing between the Parties; or (ii) the date on which 80% of the membership interest in Hong Kong Co., or 100% of the equivalent shares received by Foreign Person upon the consummation of the Approved Exchange, has been acquired by PRC Persons, their nominee or assignee, or transferred with the consent of PRC Persons to a third party.

5. TAXES

The Parties will undertake to pay any taxes and duties that might arise from the execution and performance of this Agreement respectively.

6. BREACH

6.1 **Generally.** In the event of a material and intentional breach by any Party of their/his respective representations, warranties, covenants or obligations under this Agreement, the breaching party will compensate the non-breaching party for any actual losses arising therefrom.

6.2 **Remedies Cumulative**. The remedies provided in this Section 6, are not exclusive and not in limitation of or in substitution for any other remedies, rights or compensation which may otherwise be available under any law.

7. DISPUTE RESOLUTION

7.1 **Arbitration.** Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, must be settled through an arbitration conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "**HKIAC**") and in accordance with the United Nations Commission on International Trade Law Arbitration Rules (the "**Rules**") as presently in force. Arbitration shall be deemed to commence upon the request or demand for arbitration filed by one party with the other party in accordance with the Rules. Any award or decision by the arbitration tribunal will be final, non-appealable and binding upon the parties, and judgment thereon may be entered in any court having jurisdiction thereof. Any award or decision shall be rendered by a majority of the members of the arbitration tribunal.

7.2 **Appointment of Tribunal.** The arbitration tribunal will consist of three (3) members, one of whom will be appointed by each Party to this Agreement and the third of whom will be appointed by mutual agreement of the two arbitrators appointed by the Parties and will act as the chairman of the arbitration tribunal. In the event that the two Party appointed arbitrators fail to agree upon the appointment of the third arbitrator within sixty (60) days after the commencement of the arbitration proceeding, the third arbitrator will be appointed by the HKIAC. In the event that either Party fails to appoint its respective arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrators and the third arbitrator will be appointed in accordance with the Rules.

7.3 **Place.** The place of arbitration shall be in the Hong Kong SAR .

7.4 **Language.** English will be the language used during the arbitral proceeding.

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7.5 **Continuing Performance**. During the period when a dispute is being resolved, the Parties will in all other respects continue their implementation of this Agreement.

8. MISCELLANEOUS

8.1. **Governing Law.** The execution, validity, interpretation, performance, amendment and termination of this Agreement will be governed by the laws of the Hong Kong SAR, without giving effect to the principle of choice of law of that jurisdiction.

8.2. **Effectiveness.** This Agreement will become effective and legally binding on the Parties upon its execution by the duly authorized representatives of the Parties.

8.3. **Amendment.** Unless otherwise provided under this Agreement, any amendment to the Agreement will come into effect only after a written agreement is duly executed by the Parties.

8.4. **No Waiver.** No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party hereto under this Agreement, will impair any such right, power or remedy of the aggrieved Party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Parties, will be cumulative and not alternative.

8.5. **Entire Agreement.** This Agreement, and other contracts and documents referred to herein or incorporated by express reference, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all previous verbal and written agreements, contracts, undertakings and communications of the Parties with respect to the subject matter of this Agreement.

8.6. **Severability.** If any clause of this Agreement is deemed illegal or unenforceable under applicable PRC laws, such clause will be deemed to have been deleted from this Agreement and have no effect. Other terms and conditions of this Agreement will remain effective and this Agreement will be deemed to have excluded such invalid clause from the initial execution of this Agreement.

8.7. **Confidentiality.** For five (5) years from the date of this Agreement, each Party will strictly maintain the confidentiality of all Confidential Information, and will not, directly or indirectly, disclose, use or exploit such information for any purpose other than the good faith performance of this Agreement; provided, however, the Parties agree that after the consummation of the Approved Exchange, the contents of this Agreement may be required to be publicly disclosed pursuant to United States securities laws or regulations and no such disclosure shall be deemed to be a breach of this provision.

As used herein, "**Confidential Information**" means: (i) the existence and contents of this Agreement and all the agreements and documents referred to herein or otherwise incorporated by reference; and (ii) any information, documents or data in any form that may contain non-public information relating to any Party, including technical information, data, processes and methodologies, trade secrets, market analyses, pricing information, customer lists, research, software, general know-how, designs, commercial and other proprietary or confidential information or data, and any financial results or information.

8.8. **Survival.** The representations, warranties, covenants and agreements made herein will survive the closing of the transactions contemplated hereby.

8.9. **Successors and Assigns.** Except as provided in Section 2, no Party may assign or transfer any of their or his rights or obligations under this Agreement without prior written consent of the other Party. The provisions of this Agreement will inure for the benefit of and will be binding upon the successors and permitted assigns of the Parties hereto.

8.10. **Counterpart.** This Agreement is executed by the duly authorized representatives of all Parties in two (2) original copies. Each Party will keep one original copy.

8.11. **Further Assurances.** From and after the date of this Agreement, upon the request of a Party, the other Party to whom the request is directed will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.12. **Expenses.** Each Party will bear its respective expenses in connection with this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Option Agreement as of the day first written above.

Option Grantors

John Eliasov

(Signature

Option Holders

Zou Derong

(Signature)

Chen Weidong

(Signature)